Exhibit 99.1

SBE COMPLETES ACQUISITION OF MORGANS HOTEL GROUP

Expands sbe’s portfolio to 22 hotels, and 129 venues to position sbe as the leading global lifestyle hospitality brand

The Yucaipa Companies consents to transaction and together with Cain Hoy

Enterprises will hold substantial Preferred and Common Equity stake in sbe

Security Benefit to provide debt financing for recapitalization;

Ron Burkle and Jonathan Goldstein to join Sam Nazarian on sbe Board of

Directors

NEW YORK (December 1, 2016) – sbe Founder and Chief Executive Officer Sam Nazarian today announced with partners Ron Burkle and Cain Hoy Enterprises the definitive closing of sbe’s acquisition of Morgans Hotel Group, a move that further expands its international footprint and solidifies its unique position as the preeminent global leader of lifestyle hospitality management, entertainment, food & beverage and development. The transaction, which has a value of $805 million, more than doubles the number of hotels in sbe’s portfolio that includes more than 100 properties currently operating or in development.

“sbe is the only global hospitality company that offers a complete 360-degree lifestyle experience, from hotels and residences to restaurants, entertainment and nightlife,” says Nazarian. “Guests can stay, play, eat and indulge, all within our portfolio of assets.”

The acquisition brings Morgans’ iconic Delano and Mondrian brands – along with 13 domestic and international hotel management and franchise/licensing agreements – together with sbe’s existing collection of notable hotel brands, which include such imprints as SLS hotels, The Redbury hotels, and Hyde hotels. sbe’s award-winning restaurant brands include The Bazaar by José Andrés, Fi’lia by Michael Schwartz, Katsuya, Cleo, Umami Burger and Hyde Lounge. As part of the Morgans acquisition, sbe takes direct ownership of the 194-room Delano Hotel in South Beach, the 878-room Hudson Hotel in New York City and the 372-room Clift Hotel in San Francisco.

Nazarian adds, “The acquisition of Morgans not only further expands our offering – but brings the invaluable partnerships of Ron Burkle and Cain Hoy Enterprises. sbe will now have a presence from San Francisco to Doha; Los Angeles to London - and brings its impressive history, talented team and culture of service and innovation to the sbe family. We couldn’t be more pleased about the transaction.”

“Our successful two-year relationship with Cain Hoy and their talented leadership team headed by Todd Boehly and Jonathan Goldstein is a testament to Cain Hoy’s vision and innovative investment philosophy of helping companies grow through invaluable guidance and capital,” says Nazarian. “The shoulder-to-shoulder relationship that the sbe team and I have had with Cain Hoy has allowed sbe the confidence to pursue global and disciplined growth to the benefit of all of our shareholders.”

THE FUTURE

sbe’s growth will accelerate in coming months, further growing its footprint with the recent openings of The Redbury in New York and SLS Brickell in Miami, and four additional hotels expected to open in 2017, Mondrian Doha, Qatar; as well as SLS Park Avenue New York, SLS Seattle and Hyde Hotel and Residences, South Florida. An additional nine hotels will be opening within the next two years, bringing sbe’s portfolio to 35 hotel properties by year-end, 2018.

Upon the acquisition, the expanded company will operate under the name of sbe and feature a portfolio of 22 world-class international lifestyle hotels in global markets such as Los Angeles, New York, Las Vegas, Miami, San Francisco, Istanbul and London, in addition to residential properties within North America. sbe currently offers 129 hotel, entertainment, nightlife and restaurant venues globally.

sbe expects to integrate its brands and successful revenue-driven strategies throughout the Morgans portfolio, including cutting-edge marketing and sponsorship platforms, its innovative customer loyalty and rewards program, THE CODE, which boasts over 2 million members, and residential, service department, restaurant and hotel development and design operations.

Nazarian will retain all day-to-day management responsibilities and half of the common stock interests in sbe with the remaining half of the common stock and $150 million of newly issued preferred equity shared equally between Cain Hoy and Yucaipa. The acquisition necessitated Yucaipa’s support, which was provided given the opportunity.

“I like to work with creative, strategic-thinking leaders, and Sam Nazarian is one of the best in the business,” says Ron Burkle. “I’m excited to work with Sam and his exceptional team at sbe towards redefining the hospitality landscape.”

Both Jonathan Goldstein of Cain Hoy and Ron Burkle will join Nazarian on sbe’s Board of Directors.

BEHIND SBE

“My father Younes and my brother David have been a critical part of the development of sbe and I am thrilled to continue our work together and to collaborate on this next phase of the company with Jonathan Goldstein, Cain Hoy Enterprises and Ron Burkle, with Yucaipa’s growing portfolio of world-class hospitality assets in Soho House, Sydell Group and Discovery Land Company. Cain Hoy and Yucaipa’s investment significantly improves sbe’s financial strength and provides us with the opportunity to invest funds to refresh the iconic Morgans-owned properties, Delano and Hudson,” says Nazarian. “Equally important, it gives us the flexibility to pursue growth opportunities.”

“By adding the Morgans portfolio to sbe’s existing stable of brands, I am confident that with Sam and his executive team at the helm, we will leverage this acquisition into strong growth for the company,” says Jonathan Goldstein of Cain Hoy.

Dakota Development, the real estate development subsidiary of sbe, will have a prominent role in the development of sbe properties around the world.

The acquisition grows the number of sbe employees to 5,000, and will include the recruiting of additional top executives to lead critical disciplines throughout the organization.

Houlihan Lokey served as financial advisor and O’Melveny & Myers served as legal advisors to sbe on the transaction.

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About sbe

Established in 2002 by Founder and CEO Sam Nazarian, sbe is a privately-held, leading lifestyle hospitality company that develops, manages and operates award-winning hotels, residences, restaurants and nightclubs. Through exclusive partnerships with cultural visionaries, sbe is devoted to creating extraordinary experiences throughout its proprietary brands with a commitment to authenticity, sophistication, mastery and innovation. Following the acquisition of Morgans Hotel Group, the pioneer of boutique lifestyle hotels, sbe has an unparalleled global portfolio featuring 22 world-class lifestyle hotel properties in 9 attractive gateway markets and more than 129 global world-renowned hotel, entertainment and food & beverage outlets. The company is uniquely positioned to offer a complete lifestyle experience - from nightlife, food & beverage and entertainment to hotels and residences, and through its innovative customer loyalty and rewards program, The Code, as well as its award-winning international real estate development subsidiary, Dakota Development - all of which solidify sbe as the preeminent leader across hospitality. sbe will continue its expansion with 13 hotel properties opening in the next two years (some with residences), including the SLS New York, SLS Seattle, Mondrian Doha and Mondrian Dubai. The company’s established and upcoming hotel brands include SLS Hotel & Residences, Delano, Mondrian, Redbury, Hyde Hotel & Residences, Clift, Hudson, Morgans, Royalton, Sanderson and St Martins Lane. In addition, sbe has the following international acclaimed restaurants and lounges: Katsuya, Cleo, The Bazaar by José Andrés, Fi’lia by Michael Schwartz, Umami Burger, Hyde Lounge and Skybar. More information about sbe can be obtained at sbe.com or by downloading the sbe App.

About The Yucaipa Companies

The Yucaipa Companies is a premier investment firm that has established a record of fostering economic value through the growth and responsible development of companies. As an investor, Yucaipa works with management to strategically reposition businesses and implement operational improvements, resulting in value creation for stakeholders, customer and employees. Founded in 1986 by Ron Burkle, the firm has completed mergers and acquisitions valued at more than $40 billion. For more information visit www.yucaipaco.com.

About Cain Hoy

▪	Cain Hoy Enterprises is a private investment company financed with permanent capital that owns a diversified portfolio of real estate investments.
▪	Cain Hoy won Financier of the Year at the Property Week Property Awards 2015 and Residential Financier of the Year at the RESI Awards.
▪	Further information is available at www.cainhoyenterprises.com.